UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 31, 2006
Date of earliest event reported: May 4, 2006
HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective as of May 4, 2006, the Board of Directors of Harmonic, Inc., a Delaware corporation (the “Company”), appointed Patrick Harshman as the Company’s President and Chief Executive Officer.
Prior to his appointment as President and Chief Executive Officer, Dr. Harshman served as the Company’s Executive Vice President. In connection with his promotion, the Board of Directors increased Dr. Harshman’s annual base salary from $325,000 to $400,000, and increased his annual target bonus under the Company’s 2006 Bonus Plan from 60% of his base salary to 80% of his base salary.
In addition, effective as of May 30, 2006, the Company entered into a Change of Control Severance Agreement (the “Agreement”) with Dr. Harshman which provides for certain compensation, benefits and accelerated vesting rights to Dr. Harshman in the event that his employment is terminated in connection with a Change of Control (as defined in the Agreement).
The Agreement provides that, if Dr. Harshman’s employment with the Company is terminated as a result of an Involuntary Termination (as defined in the Agreement) other than for Cause (as defined in the Agreement) at any time within eighteen (18) months following a Change of Control, then Dr. Harshman will be entitled to receive, among other things:
•	A cash payment in an amount equal to two hundred percent (200%) of Dr. Harshman’s base salary for the twelve months preceding the Change of Control;

•	A cash payment in an amount equal to twice either (i) 50% of the established annual target bonus, or (ii) the average of the actual bonuses paid in each of the two prior years, whichever is greater;

•	Continued Company-paid health, dental and life insurance coverage for up to one year from the date of the Change of Control; and

•	Accelerated vesting of one hundred percent (100%) of the unvested portion of any outstanding stock option, restricted stock or other equity compensation award.
The Company had previously entered into an agreement with Dr. Harshman relating to certain compensation, benefits and accelerated vesting rights in the event of a change of control of the Company and subsequent termination of employment, and this Agreement supersedes such prior agreement.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number

10.1	Change of Control Severance Agreement by and between Harmonic Inc. and Patrick Harshman, effective May 30, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.
Date: May 31, 2006	By:	/s/Robin N. Dickson
Robin N. Dickson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Change of Control Severance Agreement by and between Harmonic Inc. and Patrick Harshman, effective May 30, 2006.